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                       [Andrew M. Allamian Letterhead]




                                                                Exhibit 24(a-1)





                               Consent of Counsel


     I hereby consent to the reference to me in the prospectus constituting part of this Registration Statement for Maximus Fund I, L.L.C. under the caption "Legal Matters"


 /s/ Andrew Allamian
--------------------
Andrew Allamian


DesPlaines, IL
March 18, 1997